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                                                                    EXHIBIT 10.1

                                  DEVELOPMENT

                                      AND

                                    LICENSE

                                   AGREEMENT
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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT
REQUEST. REDACTED MATERIAL IS BRACKETED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


                               TABLE OF CONTENTS
                               -----------------

                            ARTICLE I - DEFINITION
1.1   "ACT Know-How"......................................................  2
1.2   "ACT Patent"........................................................  3
1.3   "Affiliate".........................................................  3
1.5   "Collaboration Product".............................................  3
1.6   "Collaboration Tangible Research Product"...........................  4
1.7   "Contract Year".....................................................  4
1.8   "Control"...........................................................  4
1.9   "Date of First Sale"................................................  4
1.10  "Development Supply Cost"...........................................  4
1.11  "Drug Approval Application".........................................  5
1.12  "Effective Date"....................................................  5
1.13  "FDA"...............................................................  5
1.14  "Field".............................................................  5
1.15  "FTE"...............................................................  5
1.16  "IND"...............................................................  6
1.17  "Information".......................................................  6
1.18  "Major European Country"............................................  7
1.19  "Negotiated Labor Rate".............................................  7
1.20  "NDA"...............................................................  7
1.21  "Net Sales".........................................................  7
1.23  "Non-Product Program Patent"........................................  9
1.24  "Patent"............................................................  9
1.25  "Patent Costs"...................................................... 10
1.26  [xxxxxxxxxxxxx]..................................................... 10
1.27  "Phase I"........................................................... 10
1.28  "Phase II".......................................................... 10
1.29  "Phase III"......................................................... 11
1.30  "Pre-Phase I"....................................................... 11
1.31  "PRI Know-how"...................................................... 11
1.32  "PRI Patent"........................................................ 12
1.33  "Product"........................................................... 12
1.34  "Program Patent".................................................... 12
1.35  "Regulatory Approval"............................................... 12
1.36  "Research".......................................................... 13
1.37  "Research Plan"..................................................... 13
1.38  "Research Services Cost"............................................ 13
1.39  "Research Term"..................................................... 13
1.40  "Third Party"....................................................... 13
1.41  "Valid Patent Claim"................................................ 14

                             ARTICLE II - RESEARCH

2.1   Collaborative Research Program...................................... 14
2.2   The JRC............................................................. 14

                                       i
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SECURITIES AND EXCHANGE COMMISSION.

2.3   Information and Reports............................................. 16
2.4   ACT Research Efforts................................................ 17
2.5   PRI's Research Efforts.............................................. 17
2.6   Research Capital Expenditures....................................... 18
2.7   PRI's Option to Extend Research Term................................ 18
2.8   Additional Extension by Mutual Consent.............................. 18
2.9   Collaboration Tangible Research Products............................ 18
2.10  Research Audit...................................................... 19

                       ARTICLE III - PRODUCT DEVELOPMENT

3.1   PRI's Responsibilities.............................................. 19
3.2   ACT's Responsibilities.............................................. 20
3.3   Adverse Event Reporting Requirement................................. 20
3.4   Filing Reports...................................................... 22

                        ARTICLE IV - COMMERCIALIZATION

4.1   Marketing Obligations............................................... 23
4.2   Trademarks.......................................................... 23

           ARTICLE V - OWNERSHIP OF INTELLECTUAL PROPERTY AND PATENT
                                    RIGHTS

5.1   Ownership Of Program Patents.......................................  23
5.2   Ownership Of Non-Product Program Patents...........................  24
5.3   Disclosure Of Patentable Inventions................................  24
5.4   Non-Product Program Patent Filings.................................  24
5.5   Program Patent Filings.............................................  26
5.6   Enforcement Rights - Non-Product Program Patents...................  27
5.7   Enforcement Rights - Program Patents...............................  28
5.8   Defense and Settlement of Third Party Claims to
      Collaboration Products.............................................  29

                          ARTICLE VI - LICENSE GRANTS

6.1   Patents for Collaboration Product..................................  29
6.2   Know-How for Collaboration Product.................................  30
6.3   Patent Licenses for Research.......................................  30
6.4   Nonexclusive Know-How License to PRI...............................  30
6.5   Nonexclusive Know-How License to ACT...............................  31
6.6   Other Exclusive Licenses...........................................  31

                            ARTICLE VII - PAYMENTS

7.1   Research Payments..................................................  32
7.2   Development Payments...............................................  32
7.3   Milestone Payments.................................................  33
7.4   Milestone Payment Timing...........................................  35
7.5   Earned Royalties for Collaboration Products........................  35

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT
REQUEST. REDACTED MATERIAL IS BRACKETED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

7.6   Generic Competition................................................  36
7.7   Collaboration Product Earned Royalty Term..........................  36
7.8   Special European Union Provisions..................................  37
7.9   Foreign Exchange...................................................  37
7.10  Blocked Currency...................................................  37
7.11  Taxes..............................................................  38
7.12  Records and Reports................................................  38
7.13  Accounting.........................................................  39
7.14  Third Party Patents................................................  40
7.15  Compulsory License.................................................  40

                          ARTICLE VIII - MANUFACTURE

8.1   PRI's Responsibility...............................................  40

                         ARTICLE IX - CONFIDENTIALITY

9.1   Disclosed Confidential Information.................................  41
9.2   Shared Confidential Information....................................  41
9.3   Permitted Disclosure...............................................  42
9.4   Integration........................................................  43

            ARTICLE X - REPRESENTATIONS AND WARRANTIES; EXCLUSIVITY

10.1  Representations and Warranties.....................................  43
10.2  Performance By Affiliates..........................................  44

                       ARTICLE XI - TERM AND TERMINATION

11.1  Term...............................................................  44
11.2  Termination For Breach.............................................  44
11.3  Termination For Bankruptcy.........................................  45
11.4  Termination By PRI For Cause.......................................  45
11.5  Termination By PRI Without Cause...................................  45
11.6  Surviving Rights...................................................  45
11.7  Accrued Rights, Surviving Obligations..............................  46
11.8  Termination Not Sole Remedy........................................  46

                         ARTICLE XII - INDEMNIFICATION

12.1  Research and Development Indemnification...........................  46
12.2  PRI Indemnification................................................  47
12.3  Notification.......................................................  47

                       ARTICLE XIII - DISPUTE RESOLUTION

13.1  Disputes...........................................................  47
13.2  Alternative Dispute Resolution.....................................  47
13.3  Arbitration Procedure..............................................  48
13.4  Survivability......................................................  52

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SECURITIES AND EXCHANGE COMMISSION.

13.5  Jurisdiction.......................................................  52

                       ARTICLE XIV - LICENSOR BANKRUPTCY

14.1  Licensor Bankruptcy................................................  53

                             ARTICLE XV - NOTICES

15.1  Notice.............................................................  54

                           ARTICLE XVI - ASSIGNMENT

16.1  Assignment.........................................................  55

                           ARTICLE XVII - PUBLICITY

17.1  Publicity..........................................................  55

                         ARTICLE XVIII - FORCE MAJEURE

18.1  Force Majeure......................................................  56

                           ARTICLE XIX - INTEGRATION

19.1  Integration........................................................  56

                          ARTICLE XX - MISCELLANEOUS

20.1  Amendments.........................................................  57
20.2  Laws...............................................................  57
20.3  Severability.......................................................  58
20.4  Headings...........................................................  58
20.5  Waiver.............................................................  58
20.6  Representations....................................................  58
20.7  Compliance with Laws...............................................  59
20.8  Relationship of Parties............................................  59
20.9  Counterparts.......................................................  59
20.10 Limited Liability..................................................  59
20.11 Electronic Copies..................................................  59
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SECURITIES AND EXCHANGE COMMISSION.


                       DEVELOPMENT AND LICENSE AGREEMENT


     THIS AGREEMENT is made effective as of the 1st day of August, 1996 by and between, The R. W. Johnson Pharmaceutical Research Institute, a division of
Ortho Pharmaceutical Corporation, having a business address at U. S. Route 202,
Raritan, New Jersey 08869-0602 (hereinafter referred to as "PRI"), and Alkermes,
Inc. and Alkermes Controlled Therapeutics, Inc., both having a business address at 64 Sidney Street, Cambridge, MA 02139-4136 (hereinafter collectively referred to as "ACT"). ACT and PRI are each referred to herein by name or as a "Party" or, collectively, as "Parties".

                                    RECITALS

     1. ACT has an on-going research program in the field of injectable biodegradeable polymers for the sustained delivery of peptides and has developed certain technology in this field.

     2. PRI possesses pharmaceutical research, development and commercialization capabilities, as well as proprietary technology in the field of [xxxxxxxxxxxxxxx].

     3. The Parties desire to engage in collaborative research to conduct a discovery program to identify and develop a
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REQUEST.  REDACTED MATERIAL IS BRACKETED AND HAS BEEN FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION.

delivery system for a [xxxxxxxxxxxxxx] as initially described in the Research Plan attached hereto as Exhibit A.

     4. If the collaborative research is successful, the resulting [xxxxxxxx] and delivery system may be employed in the therapeutic treatment, prevention and/or diagnosis of diseases.

     5. PRI and ACT are interested in a collaborative research arrangement with PRI developing and commercializing any [xxxxxxxxxxxx] and delivery system combination resulting from such research.

     Now, therefore, in consideration of the premises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                             ARTICLE I - DEFINITION

     The following terms shall have the following meanings as used in this
Agreement:

     1.1 "ACT KNOW-HOW" means Information which (a) ACT discloses to PRI under or in connection with this Agreement and

                                       2
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REQUEST.  REDACTED MATERIAL IS BRACKETED AND HAS BEEN FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION.

(b) is within the Control of ACT. Notwithstanding anything herein to the contrary, ACT Know-How excludes ACT Patents.

     1.2 "ACT PATENT" means the rights granted by any governmental authority under a Patent which covers a method, apparatus, material or manufacture relating to formulations containing bioabsorbable polymers leading to sustained release upon injection, which Patent is owned or Controlled by ACT, including its interest in Program Patents and Non-Product Program Patents.

     1.3 "AFFILIATE" means an individual, trust, business trust, joint venture, partnership, corporation, association or any other entity which (directly or indirectly) is controlled by, controls or is under common control with a Party. For the purposes of this definition, the term "control"
(including, with correlative meanings, the term "controlled by" and "under common control with") as used with respect to any Party, shall mean the possession (directly or indirectly) of power to direct or cause the direction of the management or policies of such Party.

     1.5   "COLLABORATION PRODUCT" means any and all formulations of a [xxxxxx]
(A) based on bioabsorbable polymers leading to sustained release of such [xxxxxxxxxxx] upon

                                       3
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REQUEST.  REDACTED MATERIAL IS BRACKETED AND HAS BEEN FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION.

injection and (B) is discovered, identified or formulated by or on behalf of ACT during the Research Term.

     1.6   "COLLABORATION TANGIBLE RESEARCH PRODUCT" means any product of
Research, including, but not limited to, compounds, compositions of matter, research tools, screening methods, techniques and components thereof.

     1.7 "CONTRACT YEAR" means a year of 365 days (or 366 days in a leap year) beginning on of the Effective Date and ending one (1) year thereafter and so on year-by-year.

     1.8 "CONTROL" means possession of the ability to grant a license or sublicense as provided for herein without violating the terms of any agreement or other arrangements with any Third Party.

     1.9 "DATE OF FIRST SALE" means the day on which PRI, its Affiliate or its sublicensee first sells a Collaboration Product to a Third Party in an arms length transaction.

     1.10  "DEVELOPMENT SUPPLY COST" means the unit cost calculated as follows:

unit cost = Negotiated Labor Rate x actual FTE required/unit.

                                       4
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REQUEST.  REDACTED MATERIAL IS BRACKETED AND HAS BEEN FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION.

     It is acknowledged by both Parties that no other costs for supply of Product for development will be owed.

     1.11  "DRUG APPROVAL APPLICATION" means an application for Regulatory
Approval required before commercial sale or use of a Product as a drug in a regulatory jurisdiction.

     1.12  "EFFECTIVE DATE" means the date first written above.

     1.13  "FDA" means the United States Food and Drug Administration.

     1.14 "FIELD" means the discovery, synthesis and identification of Collaboration Products and the development, use, manufacture, marketing, distribution, packaging and sale of Collaboration Products.

     1.15 "FTE" means a full-time person dedicated to work directly related to Research or other work funded by PRI hereunder, or in the case of less than a full-time dedicated person, a full-time, equivalent person year, based upon a total of fifty-two (52) weeks or two thousand eighty (2,080) hours per year of work, on or directly related to Research or other work funded by PRI hereunder, carried out by an employee. In the case of Research and when calculating the FTEs required, work on or

                                       5
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SECURITIES AND EXCHANGE COMMISSION.

directly related to Research to be performed by employees can include, but is not limited to, experimental laboratory work, recording and writing up results, reviewing literature and references, holding scientific discussions, attending appropriate seminars and symposia, managing and leading scientific staff, and carrying out management duties related to the Research. Generally when calculating the FTEs required, work specifically excludes work associated with non-work specific administration, finance, accounting, legal and human resources.

     1.16 "IND" means an investigational new drug application filed with the FDA as more fully defined in 21 C.F.R. (S)312.3.

     1.17 "INFORMATION" means information generally not known to the public directly relating to the Field including, but not limited to, (a) techniques and data relating to the Field, including, but not limited to, inventions, practices, methods, knowledge, know-how, skill, experience, test data including pharmacological, toxicological and clinical test data, analytical and quality control data, marketing, pricing, distribution, costs, sales, manufacturing, patent and legal data or descriptions; and (b) compositions of matter, assays and biological materials relating to the Field.

                                       6
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REQUEST.  REDACTED MATERIAL IS BRACKETED AND HAS BEEN FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION.

     1.18 "MAJOR EUROPEAN COUNTRY" means Germany, Spain, France, United Kingdom or Italy.

     1.19  "NEGOTIATED LABOR RATE" is calculated for 1997 at the start of ACT's fiscal year by dividing the total expenses of ACT by the number of direct personnel.  These personnel exclude G&A, finance, legal and human resources.
The 1997 fiscal year Negotiated Labor Rate is [      ].  This Negotiated Labor
Rate will be adjusted for any year following 1997 according to the Consumer
Price Index as published in the Federal Register.

     1.20 "NDA" means a complete New Drug Application and all supplements thereto filed with the FDA including all documents, data, and other information concerning a Product which are necessary for, or included in, FDA approval to market such Product as more fully defined in 21 C.F.R. (S)314.5 et seq.

     1.21 "NET SALES" means the gross sales price billed by PRI or an Affiliate or a sublicensee for sales of Collaboration Products to an unrelated Third Party less: (a) standard trade discounts, including cash discounts, or rebates, retroactive price reductions or allowances actually allowed or granted from the billed amount, (b) credits or allowances actually granted upon claims, rejections or returns of Collaboration Products, including recalls, regardless of the Party requesting such, (c)

                                       7
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REQUEST.  REDACTED MATERIAL IS BRACKETED AND HAS BEEN FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION.

freight, postage, shipping and insurance charges, to the extent billed, and (d) taxes, duties or other governmental charges levied on or measured by the billing amount when included in billing, as adjusted for rebates and refunds and (e) provisions for actual uncollectible accounts determined in accordance with reasonable accounting methods, consistently applied. In the event ACT is receiving royalties under this Agreement from any Collaboration Product sold in a form containing in addition to simple Collaboration Product, a further component or components related to the Collaboration Product, Net Sales for such combination Collaboration Product will be calculated by multiplying actual Net
Sales of such combination Collaboration Product by the fraction A/(A+B) where A is the invoice price of the Collaboration Product if sold separately, and B is the total invoice price of any other component or components, including devices, in the combination, if sold separately. For purposes of clarification, further component or components will not include standard packaging, which includes, optionally, diluents and standard hardware for administration. If, on a country-by-country basis, the other component or components in the combination are not sold separately in said country, Net Sales for the purpose of determining royalties of the combination Collaboration Product shall be calculated by multiplying actual Net Sales of such combination Collaboration
Product by the fraction A/C where A is the invoice price of the Collaboration

                                       8
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SECURITIES AND EXCHANGE COMMISSION.

Product, if sold separately, and C is the invoice price of the combination
Collaboration Product. If, on a country-by-country basis, neither the Collaboration Product nor the other component or components of the combination
Collaboration Product is sold separately in said country, Net Sales for the purposes of determining royalties of the combination Product shall be determined by the Parties in good faith.

     In general, the Parties agree to negotiate in good faith for an equitable determination of Net Sales of Collaboration Product, on a country-by-country basis, in the event that PRI sells Collaboration Product in such a manner that that gross sales of the same are not readily identifiable.

     1.23 "NON-PRODUCT PROGRAM PATENT" means any Patent, the subject of which is an invention directed to a Collaboration Tangible Research Product which is other than a Collaboration Product and which is conceived or reduced to practice by ACT, or by PRI and ACT jointly, or by a Third Party under a contract with ACT or an Affiliates of either of them, in the course of the Research, or prior to the first anniversary of the end of the Research Term.

     1.24 "PATENT" means (a) valid and enforceable Letters Patent in any country, including any extension, registration,

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confirmation, reissue, continuation, divisionals, continuation-in-part or re-
examination or renewal thereof and (b) pending applications for Letters Patents.

     1.25 "PATENT COSTS" means the fees and expenses paid to outside legal counsel and other Third Parties, and filing and maintenance expenses, incurred in connection with the establishment and maintenance of rights under Patents.

     1.26  [xxxxxxxxxxxx]

     1.27 "PHASE I" shall mean that portion of the FDA submission and approval process which provides for the first introduction into humans of a Product with the purpose of determining human toxicity, metabolism, absorption, elimination and other pharmacological action as more fully defined in 21 C.F.R.
(S)312.21(a).

     1.28 "PHASE II" means that portion of the FDA submission and approval process which provides for the initial trials of Product on a limited number of patients for the purposes of determining dose and evaluating safety and efficacy in the proposed

                                       10
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therapeutic indication as more fully defined in 21 C.F.R. (S)312.21(b)

     1.29 "PHASE III" means that portion of the clinical development program which provides for continued trials of a Product on sufficient numbers of patients to establish the safety and efficacy of a Product and generate, if required, pharmacoeconomics data to support regulatory approval in the proposed therapeutic indication as more fully defined in 21 C.F.R. (S)312.21(c).

     1.30 "PRE-PHASE I" means that portion of the development program which starts with the selection of a Collaboration Product for development and the beginning of at least toxicological studies relating to such compound. Pre-
Phase I includes, but is not limited to, toxicological and pharmacological studies and manufacturing development, including scale up for clinical supplies, necessary to obtain the permission of regulatory authorities to begin and continue subsequent human clinical testing.

     1.31 "PRI KNOW-HOW" means Information which (a) PRI discloses to ACT under or in connection with this Agreement and (b) is within the Control of PRI.
Notwithstanding anything herein to the contrary, PRI Know-how shall exclude PRI
Patents.

                                       11
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REQUEST.  REDACTED MATERIAL IS BRACKETED AND HAS BEEN FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION.

     1.32 "PRI PATENT" means the rights granted by any governmental authority under a Patent which covers a method, apparatus, material or manufacture relating to the Field, which Patent is owned or Controlled by PRI, including its interest in Program Patents and Non-Product Program Patents.

     1.33 "PRODUCT" means any form or dosage for pharmaceutical use in humans or animals.

     1.34 "PROGRAM PATENT" means any Patent, the subject of which is an invention directed to a Collaboration Product conceived or reduced to practice by ACT or by PRI and ACT, jointly, or by a Third Party under a contract with ACT, in the course of the Research, or ACT's work in the Field during the one year period following the end of the Research Term.

     1.35 "REGULATORY APPROVAL" means any and all approvals (including pricing and reimbursement approvals), licenses, registrations or authorizations of any federal, state or local regulatory agency, department, bureau or other governmental entity, necessary for the manufacture, use, storage, import, transport or sale of Products in a regulatory jurisdiction.

                                       12
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REQUEST. REDACTED MATERIAL IS BRACKETED AND HAS BEEN FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION.

     1.36 "RESEARCH" means all work performed by the Parties or on their behalf directly related to the discovery, identification and synthesis of Collaboration
Products during the Research Term.

     1.37 "RESEARCH PLAN" has the meaning described in Paragraph 2.1 hereof and shall be attached as Exhibit A.

     1.38 "RESEARCH SERVICES COST" means the sum payable for Research and calculated as follows:

sum = Negotiated Labor Rate x actual FTE required for Research.

     It is acknowledged by both Parties that no other costs for Research will be owed.

     1.39 "RESEARCH TERM" means the period commencing on the Effective Date and ending on the first to occur of (i) termination of this Agreement by either
Party under Paragraph 11.2 hereof or (ii) termination of the Agreement at the convenience of PRI according to Paragraph 11.5; or (iii) three years from the Effective Date, which may be extended under Paragraph 2.7.

     1.40 "THIRD PARTY" means any entity other than ACT or PRI, and their respective Affiliates.

                                       13
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REQUEST. REDACTED MATERIAL IS BRACKETED AND HAS BEEN FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION.

     1.41 "VALID PATENT CLAIM" means a claim in any unexpired ACT Patent, including its interest in Program Patents and Non-Product Program Patents, which has matured into an issued patent or in any pending application for a Patent for which not more than five (5) years have elapsed since the filing date of such application for priority purposes, in each case which has not been held invalid by a non-appealed or unappealable decision by a court or other appropriate body of competent jurisdiction. The scope of a Valid Patent Claim shall be limited to its terms as set forth in the Patent itself or as defined by any court or appropriate body of competent jurisdiction.

                             ARTICLE II - RESEARCH

     2.1 COLLABORATIVE RESEARCH PROGRAM. ACT and PRI agree that they will conduct the Research on a collaborative basis with a goal of discovering, identifying and synthesizing Collaboration Products that are suitable for development into Product for commercialization. The Parties have agreed to an initial Research Plan, as described in Exhibit A attached hereto.

     2.2   THE JRC.  The Parties shall establish a Joint Research Committee
("JRC") promptly after the Effective Date. The JRC shall be comprised of representatives of each Party with the size of the JRC to be agreed upon by the Parties from time-to-time.

                                       14
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SECURITIES AND EXCHANGE COMMISSION.

The purpose of the JRC is to coordinate the Research effort of the Parties and to expedite the progress of work being done under the Research Plan and other work directed to developing a Collaboration Product under this Agreement. The
JRC will set specific Research goals, will evaluate the results of the Research, discuss information relating to the Research and; will ensure that there is appropriate scientific direction for the collaboration. The JRC shall develop and periodically modify the Research Plan, commencing with the current Research
Plan attached hereto as Exhibit A. The Research Plan, among other things, shall specify scientific direction and Research milestones and allocate Research responsibilities and resources (including the estimated Research Services Cost, on an activity by activity basis, for such Research) in a manner consistent with this Agreement. Regardless of the number of representatives from each Party, each Party shall present one consolidated view on any issue in dispute. If the JRC fails to reach unanimous agreement on any matter before it for consideration, the matter shall be resolved consistent with PRI's position
(except where the disagreement concerns the amount of the estimated Research
Services Cost for Research payable under Paragraph 7.1 or a substantial increase in the total manpower committed by ACT to Research or the scheduling of ACT critical facilities where the scheduling is less than one year in advance).
Disputes involving the estimated Research Services Cost and other issues on which

                                       15
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SECURITIES AND EXCHANGE COMMISSION.

PRI does not have final say will be referred to the Chief Financial Officer of ACT and the Chairman of PRI. The JRC shall meet from time-to-time as agreed to by the Parties.

     2.3 INFORMATION AND REPORTS. ACT will make available and disclose to PRI all Information known by ACT as of the Effective Date and at any time on or before the end of the Research Term or prior to the first anniversary of the end of the Research Term. All discoveries or inventions made by ACT in the Field, including, but not limited to information regarding initial lead compositions, activities of lead compositions, modifications of lead compositions, and results of in vitro and in vivo studies, assay techniques and new assays, will be promptly disclosed, with significant discoveries or advances being communicated as soon as practical after such Information is obtained or its significance is appreciated. Compositions shall be transferred by ACT to PRI as reasonably required by PRI. The Parties will exchange, at a minimum, monthly verbal or written reports, and quarterly, a written report presenting a meaningful summary of Research done under this Agreement. PRI and ACT shall continue to provide such quarterly written reports in the one (1) year period after the end of the Research Term. Each Party will make periodic presentations to the other of its Research under this Agreement to inform the other Party of the work done under this Agreement including any work done prior to the Effective Date thereof.

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Each Party will use reasonable efforts consistent with its normal business practices not to communicate information to the other which has no application to the Field. Each Party will provide the other with copies of raw data for work carried out in the course of the Research under this Agreement if requested.

     2.4 ACT RESEARCH EFFORTS. ACT agrees to commit the resources set forth in this Paragraph 2.4, to exert the efforts necessary and reasonable and consistent with its normal business practices to execute and substantially perform the Research Plan (including extensions for the balance of the Research Term), to maintain and utilize the scientific staff, laboratories, offices and other facilities consistent with such undertaking, and to reasonably cooperate with PRI in the conduct of the Research. The Parties hereby agree that ACT's current laboratories, offices and other facilities are satisfactory for purposes of this Paragraph 2.4.

     2.5 PRI'S RESEARCH EFFORTS. PRI agrees to commit its own Research efforts the resources which it believes are reasonable and necessary based upon the outcome of the Research conducted by ACT. At a minimum, PRI agrees to commit reasonable efforts to Research through its own resources or by funding the efforts of ACT commensurate in scope to efforts which it commits to similar projects of similar potential.

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     2.6   RESEARCH CAPITAL EXPENDITURES.  The purchase of any capital item reasonably required by ACT to conduct Research shall be ACT's obligation and responsibility and all costs associated therewith are to the account of ACT.

     2.7 PRI'S OPTION TO EXTEND RESEARCH TERM. PRI shall have an option to extend the Research Term under this Agreement on an annual basis for up to three
(3) additional one-year terms beyond the initial term of three years by giving notice to ACT that it intends to exercise its option to extend for an additional year at least ninety (90) days prior to the end of the Research Term then in effect.

     2.8 ADDITIONAL EXTENSION BY MUTUAL CONSENT. The Parties may, by mutual written consent, extend the Research Term beyond the period set forth above, on such terms and conditions as the Parties may then agree in writing.

     2.9   COLLABORATION TANGIBLE RESEARCH PRODUCTS.  Collaboration Tangible
Research Products, excepting compositions embodying Collaboration Products, shall be jointly owned by ACT and PRI. After the first anniversary of the end of the Research Term, neither Party shall be required to provide the other with data or other information relating to Collaboration Tangible Research Products.

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     2.10  RESEARCH AUDIT.  ACT will maintain complete and accurate records which are relevant to its expenditure of Research manpower provided to it under this Agreement pursuant to the Research Plan. With reasonable notice, such records shall be open during reasonable business hours for a period of from three years from the creation of individual records for examination at PRI's expense and not more often than once each year by an independent certified public accountant appointed by PRI and reasonably acceptable to ACT. Such examination will be for the sole purpose of verifying for PRI the cost of the
Research conducted and whether or not funds received by ACT from PRI were used for conducting Research.

                       ARTICLE III - PRODUCT DEVELOPMENT

     3.1 PRI'S RESPONSIBILITIES. PRI shall be solely responsible for and have the sole right to select a Collaboration Product to enter Pre-Phase I. Once a Collaboration Product is selected to enter Pre-Phase I, PRI shall be solely responsible for and shall have the sole right to develop the Collaboration
Product through Pre-Phases I and Phases I, II and III including making all Drug
Approval Applications and obtaining all Regulatory Approvals on a worldwide basis. In this regard, PRI agrees to commit reasonable efforts to carry out development of such Collaboration Product consistent with its normal business

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practices.  Moreover, PRI shall be responsible for all cost and expenses in connection with such development efforts.

     3.2 ACT'S RESPONSIBILITIES. As reasonably requested by PRI, ACT will provide PRI all Information in ACT's Control relating to Collaboration Products selected for development and/or being developed by PRI. According to a plan developed and approved by the JRC, ACT agrees to maintain a validated facility and process and supply any Collaboration Product reasonably required for clinical trials. The specifications for such clinical trial Collaboration
Product will be established by the JRC. ACT's requirements of [xxxxxxxxxx] to supply PRI clinical trial Collaboration Product will be supplied to ACT at no cost to ACT. In addition to supplying any Collaboration Product reasonably required for clinical trials, ACT will supply PRI with all required CM&C documentation and data. ACT agrees to carry out any further developmental work reasonably within its capabilities as requested by the JRC. Any Information disclosed by PRI to ACT about development hereunder may be used by ACT solely in connection with the Research.

     3.3 ADVERSE EVENT REPORTING REQUIREMENT. The Parties recognize that PRI as the holder of all Drug Approval Applications and Regulatory Approval may be required to submit information and file reports to various governmental agencies on

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Collaboration Products under clinical investigation, Collaboration Products proposed for marketing, or marketed Collaboration Products. The information must be submitted at the time of initial filing for investigational use in humans and at the time of a request for market approval of a new Collaboration
Product. In addition, supplemental information must be provided on Collaboration Products at periodic intervals and adverse drug experiences must be reported at more frequent intervals depending on the severity of the experience. Consequently, to the extent ACT obtains the following and appropriate persons within ACT are aware thereof, ACT agrees to:

     (A) provide to PRI for initial and/or periodic submission to government agencies significant information on the Collaboration Product and components thereof from preclinical laboratory, animal toxicology and pharmacology studies, as well as adverse drug experience reports from clinical trials and commercial experiences with the Collaboration Product or components thereof;

     (B)   in connection with investigational drugs, report to PRI within three
(3) days of the initial receipt of a report of any serious adverse experiences with the Collaboration Product or components thereof, or sooner if required, for PRI to comply with regulatory requirements; and

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     (C)   in connection with marketed Collaboration Products, report to PRI including, but not limited to, by telephone and telefax within three (3)
business days of the initial receipt of a report of any adverse experience with the Collaboration Product that is serious or sooner if required for PRI to comply with regulatory requirements. For the purposes of this Agreement, serious adverse experiences mean any experience that suggests a significant hazard, contraindication, side effect or precaution, or any experience that is fatal or life threatening, is permanently disabling, requires or prolongs inpatient hospitalization, or is a congenital anomaly, cancer, or overdose or as defined in the most current US regulations and/or regulations of a Major European
Country.

     PRI recognizes that ACT has a reporting requirement to Regulatory
Authorities on delivery systems that may be similar to delivery systems employed in Collaboration Products. Accordingly, PRI agrees to a reciprocal obligation to ACT under this Paragraph.

     The Parties will agree to reasonable procedures for data exchange hereunder.

     3.4 FILING REPORTS. Reports made to regulatory agencies in connection with any Collaboration Product hereunder including adverse reaction reports shall be made exclusively by PRI.

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                        ARTICLE IV - COMMERCIALIZATION

     4.1 MARKETING OBLIGATIONS. All business decisions, including, but not limited to, the design, sale, price and promotion of Collaboration Products under this Agreement and the decision whether to market any particular
Collaboration Product shall be within the sole discretion of PRI. Any marketing of a Collaboration Product in one market or country shall not obligate PRI to market said Collaboration Product in any other market or country. Furthermore, PRI makes no representation or warranty that the marketing of a Collaboration
Product shall be the exclusive means by which PRI will participate in any therapeutic field.

     4.2 TRADEMARKS. PRI shall select its own trademarks under which it will market Collaboration Products and shall own all such trademarks.

           ARTICLE V - OWNERSHIP OF INTELLECTUAL PROPERTY AND PATENT
                                    RIGHTS

     5.1 OWNERSHIP OF PROGRAM PATENTS. All inventions and discoveries which may be filed as Program Patents shall be owned jointly by PRI and ACT.

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     5.2   OWNERSHIP OF NON-PRODUCT PROGRAM PATENTS.  Non-Product Program
Patents shall be owned by the Party inventing the same, and if invented by joint inventors where there is one or more inventor from each Party, the Non-Product
Program Patents shall be jointly owned.

     5.3 DISCLOSURE OF PATENTABLE INVENTIONS. In addition to the disclosures required under Article II hereof, each Party shall provide to the other any invention disclosure related to the Field which has been submitted in the normal course of disclosing an invention and which has arisen in the course of the Research hereunder. Such invention disclosures shall be provided to the other
Party promptly after submission and in no event later than ten (10) days after the end of the calendar quarter in which the disclosure was submitted.

     5.4 NON-PRODUCT PROGRAM PATENT FILINGS. If the invention is solely owned, the Non-Product Program Patents will be filed by the Party who is the sole owner of the same according to Paragraph 5.2. The sole owner of Non-Product
Program Patents will bear all Patent Costs related thereto and make all decisions regarding the same without obligation to the other Party.

     If the invention is jointly owned, the Non-Product Program Patent will be filed by the Party on whose site the invention was

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identified. The Party which is responsible for filing the jointly owned Non-
Product Program Patent will be termed the "filing Party". The filing Party shall keep the other Party apprised of the status of each jointly owned Non-Product
Program Patent and shall seek the advice of the other Party with respect to Non-
Product Program Patent strategy and draft applications and shall give reasonable consideration to any suggestions or recommendations of the other Party concerning the preparation, filing, prosecution, maintenance and defense thereof. The Parties shall cooperate reasonably in the prosecution of all jointly owned Non-Product Program Patents hereunder and will share all Patent costs associated therewith and all material information relating thereto promptly after receipt of such information. The determination of the countries in which to file shall be made by mutual agreement of the Parties. If, however, there is dispute as to where to file, the filing Party shall decide, provided that, in the case where the non-filing Party requests worldwide filing, the filing Party shall at least file in the U.S., EPO designating all EPO countries, Canada, Australia, and Japan either directly or through the PCT route. In the event either Party, for whatever reason, does not wish to obtain such patent or other intellectual property protection, the other Party shall be entitled to apply in its sole name, at its own expense, for such protection and the first
Party shall cooperate in any reasonable manner therein. Further, if, during the term of this

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Agreement, either Party desires to allow any jointly owned Non-Product Program
Patent to lapse or become abandoned without having first filed a substitute, that Party shall, whenever practicable, notify the other Party of such intention at least sixty (60) days prior to the date upon which such jointly owned Non-
Product Program Patent shall lapse or become abandoned without further action, and the other Party shall thereupon have the right, but not the obligation, to assume responsibility for the prosecution, maintenance and defense thereof in its sole name and at its own expense. Neither Party makes any warranty with respect to the validity, perfection or dominance of any jointly owned Non-
Product Program Patent or other proprietary right.

     5.5 PROGRAM PATENT FILINGS. PRI and ACT shall prosecute Program Patents to cover effectively and broadly discoveries and inventions relating to the Field and shall use reasonable efforts to file initially all applications as follows. The Parties will engage the services of outside counsel, mutually agreeable to both Parties, to file and prosecute the Program Patents. The outside counsel will keep both Parties fully informed of all actions in the course of its work and provide adequate opportunity for both Parties to comment on any decisions or actions undertaken. The Parties will cooperate reasonably in filing and prosecuting the Program Patents with such outside counsel and with each other and will share all material

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information relating thereto promptly after receipt. In the event the Parties, working with the outside counsel are unable to agree as to any action or decision in regard to the filing and prosecution of Program Patents, then the Chief Patent Counsel of Johnson and Johnson will have the final say on the matter with the basis for the decision being effective and broad coverage of discoveries and inventions by Program Patents.

     If there is a dispute as to where to file, Program Patents will be filed in at least the U.S., EPO designating all EPO countries, Canada, Australia and Japan either directly or through the PCT route.

     Neither Party makes any warranty with respect to the validity, perfection or dominance of any jointly owned Program Patent or other proprietary right.

     The Parties' Patent Costs relating to the Program Patents shall be the sole responsibility of PRI. ACT may choose to file at its own expense Program Patents in disputed countries.

     5.6 ENFORCEMENT RIGHTS - NON-PRODUCT PROGRAM PATENTS. With respect to infringement of any Non-Product Program Patent, in the absence of agreement with respect to infringement, each Party may proceed in such manner as the law permits.

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     5.7   ENFORCEMENT RIGHTS - PROGRAM PATENTS.  If any Program Patent is
infringed by a Third Party in any country in connection with the manufacture, use and sale of a Collaboration Product, the Party to this Agreement first having knowledge of such infringement shall promptly notify the other in writing, setting forth the known facts of that infringement in reasonable detail.  The Party marketing the Collaboration Product shall have the primary right, but not the obligation, to institute, prosecute, and control any action or proceeding with respect to such infringement of the Program Patent, by counsel of its own choice, and the Party due royalties shall have the right, at its own expense, to be represented in that action by counsel of its own choice.
If the Party marketing the Collaboration Product fails to bring an action or proceeding within a period of one hundred eighty (180) days after a request by the other Party to do so, the Party due royalties shall have the right to bring and control any such action by counsel of its own choice, and the Party marketing the Product shall have the right to be represented in any such action by counsel of its own choice at its own expense.  If one Party brings any such action or proceeding, the second Party agrees to be joined as a Party plaintiff and to give the first Party reasonable assistance and authority to file and prosecute the suit.  The costs and expenses of the Party bringing suit under this Paragraph and any damages or other monetary awards recovered shall be retained by the Party bringing suit.  A

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settlement or consent judgment or other voluntary final disposition of a suit under this Paragraph 5.7 may be entered into without the consent of the Party not bringing the suit; provided that such settlement, consent judgment or other disposition does not admit the invalidity or unenforceability of any Program
Patent; and provided further, that any right of a Third Party to continue the infringing activity in such settlement, consent judgment or other disposition shall be limited to the Product or activity that was the subject of the suit.

     5.8   DEFENSE AND SETTLEMENT OF THIRD PARTY CLAIMS TO  COLLABORATION
PRODUCTS. If a Third Party asserts that a Patent or other right owned by it is infringed by the manufacture, use or sale of any Collaboration Product, PRI shall be solely responsible for defending against any such assertions at its cost and expense.

                          ARTICLE VI - LICENSE GRANTS

     6.1 PATENTS FOR COLLABORATION PRODUCT. ACT hereby grants to PRI an exclusive, worldwide, royalty bearing license with the right to grant sublicenses, under ACT Patents, including its interest in Program Patents and Non-Product Program Patents, to make, have made, use, sell and have sold
Collaboration Products.

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     6.2   KNOW-HOW FOR COLLABORATION PRODUCT.  ACT hereby grants to PRI an exclusive, worldwide, royalty bearing license with the right to grant sublicenses, under ACT Know-How to make, have made, use, sell and have sold
Collaboration Products.

     6.3 PATENT LICENSES FOR RESEARCH. Notwithstanding anything herein to the contrary ACT grants PRI an exclusive (except as to ACT) paid-up, worldwide license, with the right to grant sublicenses to Affiliates only, under ACT
Patents, including its interest in Non-Product Program Patents and Program
Patents, to make and use methods and materials solely to carry out the Research.
PRI grants ACT a non-exclusive, paid-up, worldwide license, with the right to grant sublicenses to Affiliates only, under PRI Patents, including its interest in Non-Product Program Patents and Program Patents, to make and use methods and materials solely to carry out the Research.

     6.4 NONEXCLUSIVE KNOW-HOW LICENSE TO PRI. Subject to Paragraphs 9.1 and 9.2 and 6.2, ACT grants PRI a paid-up, non-exclusive, worldwide license to use ACT Know-How for any purpose related to injectable Products containing a [xxxxxx] in an bioabsorbable polymeric delivery system. Such license shall include the right to grant sublicenses to non-Affiliates commencing on the tenth anniversary of the end of the Research Term, and to disclose the ACT Know-How at that time to

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sublicensees and potential sublicensees subject to a binder of confidentiality so long as the provisions of Article IX hereof hereby remain in effect.

     6.5 NONEXCLUSIVE KNOW-HOW LICENSE TO ACT. Subject to Paragraphs 9.1 and 9.2 hereof, PRI grants ACT a paid-up, non-exclusive, worldwide license to use PRI Know-How for any purpose related to injectable Products containing a [XXXXXXXXXXXXXXXXXX] in an bioabsorbable polymeric delivery system. Such license shall include the right to grant sublicenses to non-Affiliates commencing on the tenth anniversary of the end of the Research Term, and to disclose the PRI Know-
How at that time to sublicensees and potential sublicensees subject to a binder of confidentiality so long as the provisions of Article IX hereof hereby remain in effect.

     6.6 OTHER EXCLUSIVE LICENSES. In addition to any of the above licenses and without effecting other licenses granted herein, ACT hereby grants to PRI an exclusive, worldwide, royalty free license with the right to grant sublicenses, under ACT Patents, including its interest in Program Patents and Non-Product Program Patents, to make, have made or use, but not to sell and have sold injectable Products containing a [XXXXXXXXXXXXXXXXXXXXXXX] in an bioabsorbable polymeric delivery system.

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                            ARTICLE VII - PAYMENTS

     In consideration of the assignments, rights and licenses granted under this Agreement, PRI agrees to pay ACT as follows:

     7.1 RESEARCH PAYMENTS. PRI shall pay to ACT its Research Services Costs as based on the number of FTEs ordinarily and necessarily required for execution of Research as approved in the Research Plan. Payments by PRI to ACT for Research shall be made in arrears beginning after the Effective Date, within 30 days of receiving an invoice therefor. Cost overruns where the actual Research
Services Cost exceeds the estimated Research Services Costs as approved in the Research Plan of up to [X] are expected by the Parties. Cost overruns exceeding
[X] are to the account of ACT except that PRI, in its sole discretion, may choose to pay such overruns where circumstances warrant. ACT will notify PRI of cost overruns of which it becomes aware within a reasonable time period.

     7.2   DEVELOPMENT PAYMENTS.  PRI shall pay to ACT its Development Supply
Costs as based on the number of FTEs ordinarily and necessarily required for the supply of Collaboration Product for clinical trials. PRI will pay ACT for all other developmental work required or requested by PRI based on the number of FTEs ordinarily and necessarily required for

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execution of such work as approved by PRI.  Payments by PRI to ACT hereunder shall be made after the Effective Date, within 30 days of receiving an invoice for expenses owed from previous work or clinical supply Collaboration Product delivered. Cost overruns where the actual Development Supply Costs exceeds the estimated Development Supply Costs as approved in the Research Plan of up to [X
] are expected by the Parties. Cost overruns exceeding [X] are to the account of ACT except that PRI, in its sole discretion, may choose to pay such overruns where circumstances warrant. ACT will notify PRI of cost overruns of which it becomes aware within a reasonable time period.

     The purchase of any item reasonably required by ACT to supply Collaboration
Product for clinical trials shall be ACT's obligation and responsibility.

     7.3 MILESTONE PAYMENTS. PRI agrees to make the following payments recited hereinafter in this Paragraph to ACT upon the first occurrence of each milestone event for a Collaboration Product during the term of this Agreement.
The total milestone payments that may be due and payable hereunder cannot exceed
[XXXXXXXXX]. It is understood that milestones will be paid only once, even though multiple formulations may be made and developed for multiple indications.
For example, if a first Collaboration Product achieves the first two (2) milestones, the payments are made by PRI, and development of the Collaboration
Product is

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discontinued, PRI shall not be obligated to again pay the same two (2) payments in connection with subsequent Collaboration Products.


MILESTONE                                        CASH PAYMENT
---------                                        ------------
Upon signing the Agreement                       $[XXXXXXXXX]

Identification of the first
  Collaboration Product demonstrating
  positive results in a probative
  PK study in man and an arbitrary
  decision on the part of PRI to proceed
  to filing an IND or the equivalent
  filing with a regulatory authority
  in a Major European Country.                   $[XXXXXXXXX]

Filing IND or the equivalent filing
  with a regulatory authority in
  a Major European Country                       $[XXXXXXXXX]

Begin Phase III trials or the
  the equivalent in any country                  $[XXXXXXXXX]

Filing NDA or the equivalent filing
  with a regulatory authority in
  a Major European Country                       $[XXXXXXXXX]

Regulatory Approval in the US or
  in a Major European Country                    $[XXXXXXXXX]


     In the event that PRI decides to skip the pre-IND, probative PK study in man, the following will apply: [XXXXXX] will be payable to ACT at that decision and the [XXXXXXXX] milestone will become [XXXXXXXX].

     An IND or equivalent filing will not be considered filed hereunder until the period expires in which the FDA or other regulatory authority can object to such filing. An NDA or equivalent filing will not be considered filed hereunder until

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the U.S. FDA or other regulatory authority accepts such filing for review at which point the milestone of NDA or equivalent filing shall be considered to have occurred.

     7.4   MILESTONE PAYMENT TIMING.  The payments set forth in Paragraph
7.3 hereof shall each be due and payable by PRI to ACT within thirty (30) days of the demonstration of the milestone event set forth therein.

     7.5 EARNED ROYALTIES FOR COLLABORATION PRODUCTS. PRI shall pay ACT a royalty based on Net Sales in connection with the annual Net Sales of Collaboration Products sold for the therapeutic treatment of humans or animals by PRI or its Affiliates or sublicensees according to the following schedule:

     (a) in countries and for the period in which a Valid Patent Claim exists that would be infringed by the sale or use of the Collaboration Product,
(i) for Collaboration Product that is not manufactured by ACT and where such non-manufacture by ACT is not due to breach by ACT of any supply agreement between the Parties, [XXXXXXXXXXXXXXX], from the Date of First Sale and continuing for two years and [XXXXXXXXXXXXXXXX] from two years after the Date of First Sale, and (ii) for Collaboration Product not meeting the criteria of
(a)(i), [XXXXXXXXXXXXXXXX], from the Date of First Sale and continuing for two years and [XXXXXXXXXXXXXXXXX] from two years after the Date of First Sale; and

     (b) in all other countries, (i) for Collaboration Product that is not manufactured by ACT and where such non-manufacture by ACT is not due to breach by ACT of any supply agreement between the Parties, [XXXXXXXXXXXXXXXXXXXXXXX], beginning on the Date of First Sale and continuing for two years and [XXXXXXX] beginning two years after the Date of First Sale, and (ii) for Collaboration
Product not meeting the

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criteria of (b)(i), [XXXXXXXXXXXXXXXXXXXXXXXXXXXXX], beginning on the Date of
First Sale and continuing for two years and [XXXXXXXXXXXXXXXXXXXXXXXXXXXXX] beginning two years after the Date of First Sale.

     7.6 GENERIC COMPETITION. The royalty rates recited in Paragraph 7.5 hereof shall be reduced by [X], on a Product-by-Product and country-by-country basis, should competition from the same Product having substantially the same formulation and substantially the same duration of release reach [XXXX] market share on a unit basis by such competition in that country. Notwithstanding anything herein to the contrary, such royalty rate reduction shall not be available if a Valid Patent Claim in a PRI Patent covering the Product exists and PRI does not attempt to enforce it against the infringer.

     7.7 COLLABORATION PRODUCT EARNED ROYALTY TERM. Royalties payable under Paragraph 7.5 shall be paid on a country-by-country and Product-by-Product basis from the Date of First Sale of each Product with respect to which a royalty is due for a period which is the longer of:

     (a) the last to expire of any ACT Patent containing a Valid Patent Claim in such country covering the composition of matter or use of the Collaboration
Product on which royalties are payable; or

     (b) 10 years following the Date of First Sale of such Product in such country provided such 10 year period does not extend beyond the last to expire of any ACT Patent containing a Valid Patent Claim covering a composition of matter or use of a Collaboration Product anywhere.

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     Upon termination of the royalty payment obligation, PRI shall thereafter have, in perpetuity, a fully paid up license under ACT patents or ACT Know-How to make, have made, use, sell, have sold and import Collaboration Products, without further accounting to ACT.

     7.8   SPECIAL EUROPEAN UNION PROVISIONS.  For all member countries of the
European Union only, the exclusive, worldwide, royalty bearing license with the right to grant sublicenses, under ACT Know-How granted to PRI by ACT hereunder, to the extent that such ACT Know-How is related to a Collaboration Product, shall be converted to a non-exclusive license following the period of ten (10) years from the Date of First Sale of such Collaboration Product in the European
Union. On a country-by-country basis in the European Union, where royalties are being paid at the rate as determined by Paragraph 7.5(b) and upon the license being converted to a non-exclusive license by operation of this Paragraph, then the royalty rate of Paragraph 7.5(b) shall be reduced by [X].

     7.9 FOREIGN EXCHANGE. The remittance of royalties payable on Net Sales will be payable in U.S. dollars to ACT at a bank and to an account designated by ACT using a rate of exchange of the currency of the country from which the royalties are payable in accordance with PRI's or its Affiliates' usual and customary translation procedures consistently applied. All references to dollars hereunder are references to U.S. dollars.

     7.10 BLOCKED CURRENCY. Where royalties are due for Net Sales in a country where by reason of currency regulations of any kind or taxes of any kind imposed after the Date of First Sale in such country it is impossible to make royalty payments for that country's Net Sales in accordance with Paragraphs 7.5, said

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royalties shall be deposited in whatever currency is allowable for the benefit or credit of ACT in any accredited bank in that country as shall be acceptable to ACT. Moreover, in order to facilitate payments from countries other than the United States, when requested by PRI, ACT shall enter into direct license agreements with PRI Affiliates or sublicensees designated by PRI, whereby such Affiliate or sublicensee will be obligated to remit royalty payments due for Net
Sales in such country directly to ACT. Each such license agreement shall recite generally the same terms as this Agreement insofar as such terms are lawful under applicable laws and regulations of the particular country.

     7.11 TAXES. Any income tax required to be withheld by PRI or any Affiliate or sublicensee under the laws of any foreign country for the account of ACT under this Article VII shall be promptly paid by PRI or said Affiliate or sublicensee for and on behalf of ACT to the appropriate governmental authority, and PRI or the Affiliate shall furnish ACT with proof of payment of such income tax together with official or other appropriate evidence issued by the appropriate governmental authority sufficient to enable ACT to support a claim for income tax credit in respect of any sum so withheld. Any such tax required to be withheld shall be an expense of, and borne solely by ACT.

     7.12 RECORDS AND REPORTS. PRI shall keep complete and accurate records of the sale of Collaboration Products with respect to which a royalty is payable according to this Agreement. Within sixty (60) days following each quarterly period of a calendar year after the date on which royalties are due under this Agreement, PRI shall render to ACT a written report setting forth the Net Sales of such Products sold and the royalty due and payable, and PRI shall, upon rendering such

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report, remit to ACT the amount of royalty shown thereby to be due.

     7.13 ACCOUNTING. A Party shall have the right, at its own expense and with reasonable notice to the other Party, to nominate an independent certified public accountant acceptable to and approved by the other Party, said approval not to be unreasonably withheld, who shall have access to the other
Party's records during reasonable business hours for the purpose of verifying the royalties payable for any period within the preceding three (3) years as provided for in this Agreement or, in the case of PRI, for verifying the expenditures by ACT of research funding paid hereunder to ACT. This right may not be exercised more than once in any calendar year, and said accountant shall disclose to the Party requesting the audit, only information relating solely to the accuracy of the royalty report, the royalty payments, or research expenditures according to this Agreement. If any audit or examination shall reveal a deficiency of any royalty payment due, the Party owing the royalty shall make payment to the other Party of such deficiency plus interest for the period of such deficiency. If any audit or examination shall reveal that ACT has not properly spent the research funding pursuant to the terms of this Agreement and therefore misused such funding, ACT shall refund any monies not so properly spent to PRI. Payment of such deficiencies or misused research funding shall be made within five (5) days following notification of the auditing Party to the Party being audited of the monies owed. In the event that such an audit or examination shall reveal a deficiency of any royalty payment due in an amount equalling or exceeding [XXXXXXXXXXXXXXX] of accounting of the undisputed royalties or expenditures, the Party shall reimburse the other Party for the reasonable costs of such audit.

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     7.14  THIRD PARTY PATENTS.  If a Patent or Patents of a Third Party should exist in any country during the term of this Agreement covering the manufacture, use or sale of any Collaboration Product, and if it should prove in PRI's reasonable judgment impractical or impossible for PRI or any Affiliate or sublicensee to continue the activity or activities licensed hereunder without obtaining a royalty bearing license from such third party under such Patent or
Patents in said country, then PRI shall be entitled to a credit against the royalty payments due hereunder of an amount equal to the royalty paid to such
Third Party, not to exceed [XXXXXXXXXXXXXXXX] of the royalty rate due under this
Agreement, arising from the manufacture, use or sale of the Collaboration
Product in said country.

     7.15  COMPULSORY LICENSE.  If at any time and from time to time a Third
Party in any country shall, under the right of a compulsory license granted or ordered to be granted by a competent governmental authority, manufacture, use or sell any Collaboration Product with respect to which royalties would be payable pursuant to Paragraph 7.5 hereof, then PRI may reduce the royalty on sales in such country of such Collaboration Product to an amount no greater than the amount payable by said Third Party as consideration for the compulsory license.

                          ARTICLE VIII - MANUFACTURE

     8.1 PRI'S RESPONSIBILITY. PRI shall be responsible for making or having made Collaboration Products. The Parties refer to the License and Supply
Agreement between PRI and ACT of even date herewith.

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                         ARTICLE IX - CONFIDENTIALITY

     9.1 DISCLOSED CONFIDENTIAL INFORMATION. In the course of performance of this Agreement, one Party may disclose to the other or receive from the other written Information and other confidential and proprietary written information disclosed or received pursuant to this Agreement which information, if so identified in writing either pursuant to this Section 9.1 or otherwise upon disclosure, shall be considered to be the disclosing Party's "Disclosed
Confidential Information." Each Party agrees that it will take the same steps to protect the confidentiality of the other Party's Disclosed Confidential
Information as it takes to protect its own proprietary and confidential information. Each Party shall protect and keep confidential and shall not use, publish or otherwise disclose to any third party, except as contemplated by this Agreement or with the other Party's written consent, the other Party's Disclosed
Confidential Information for a period of five (5) years from the date of termination of this Agreement.

     9.2 SHARED CONFIDENTIAL INFORMATION. In the course of performance of this Agreement, the Parties may jointly develop, invent or discover Information, including such on substances or processes, which shall be considered to be the "Shared Confidential Information" of both Parties. Each Party agrees that it will take the same steps to protect the confidentiality of the Shared
Confidential Information as it takes to protect its own proprietary and confidential information. Each Party shall protect and keep confidential and shall not publish or otherwise disclose to any third party, except as contemplated by this Agreement or with the other Party's written consent, the Shared Confidential Information for a period of five (5) years from the date of termination of this Agreement. Each Party may, however,

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use any Shared Confidential Information for any purpose; provided that such use shall not be deemed a license or a grant of any additional right or license other than or in addition to the right and license granted in this Agreement.

     9.3 PERMITTED DISCLOSURE. In addition, each Party shall be entitled to disclose, under a binder of confidentiality containing provisions as protective as this Article IX, "Confidential Information", which shall include Disclosed
Confidential Information and Shared Confidential Information to consultants and other third parties for any purpose provided for in this Agreement. The Parties shall consult prior to the submission of any manuscript for publication if the publication will contain any Confidential Information of the other Party. Such consultation shall include providing a copy of the proposed manuscript to the other Party at least sixty (60) days prior to the proposed date of submission to a publisher, incorporating appropriate changes proposed by the other Party into the manuscript submission and deletion of all Confidential Information of which such Party does not agree to the publication. The foregoing notwithstanding, Confidential Information may be disclosed as a part of a patent application filed on inventions made under this Agreement and during any official proceeding before a court or governmental agency if reasonably related and necessary to that proceeding and where reasonably required in the development or marketing of a Collaboration Product. For the purposes of this Agreement, Confidential
Information shall not include such information that:

           (i) was known to the receiving Party at the time of disclosure as evidenced by written records; or

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           (ii)   was generally available to the public or was otherwise part of the public domain at the time of disclosure or became generally available to the public or otherwise part of the public domain after disclosure other than through any act or omission of the receiving Party in breach of this Agreement;
or

           (iii) became known to the receiving Party after disclosure from a source that had a lawful right to disclose such information to others; or

           (iv) was independently developed by the receiving Party where such independent development can be established by written documentation.

     9.4 INTEGRATION. This Article IX supersedes any confidential disclosure agreement between the Parties as to the subject matter hereof. Any confidential information under such agreement shall be treated as Confidential
Information hereunder.

            ARTICLE X - REPRESENTATIONS AND WARRANTIES; EXCLUSIVITY

     10.1 REPRESENTATIONS AND WARRANTIES. Each Party hereby represents and warrants and covenants as follows:

     (A) This Agreement is a legal and valid obligation binding upon such Party and enforceable in accordance with its terms. The execution, delivery and performance of the Agreement by such Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a Party or by which it is bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

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     (B)   Neither Party has granted, nor during the term of the Agreement will grant any right to any Third Party relating to its respective technology in the Field which would conflict with the rights granted to the other Party hereunder.

     (C) Each Party owns all of the rights, title and interest in and to its Know-How.

     10.2 PERFORMANCE BY AFFILIATES. The Parties recognize that each may perform some or all of its obligations under this Agreement through Affiliates, provided, however, that each Party shall remain responsible and be guarantor of the performance by its Affiliates and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance.

                       ARTICLE XI - TERM AND TERMINATION

     11.1 TERM. This Agreement shall commence as of the Effective Date and, unless sooner terminated as provided herein, shall continue in effect until the latest of (a) the end of the Research Term or (b) the date on which ACT is no longer entitled to receive a royalty on any Product under this Agreement.

     11.2 TERMINATION FOR BREACH. In the event that (a) either Party shall default or breach at any time in connection with any material obligation under this Agreement and (b) such defaulting Party shall fail to remedy such default or breach within sixty (60) days after the receipt of notice thereof by the non-defaulting Party to the defaulting Party, then the non-defaulting Party may at any time thereafter terminate this Agreement.

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     11.3  TERMINATION FOR BANKRUPTCY.  Either Party hereto shall have the right to terminate this Agreement forthwith by written notice to the other Party (a)
if the other Party is declared insolvent or bankrupt by a court of competent jurisdiction, (b) if a voluntary or involuntary petition in bankruptcy filed in any court of competent jurisdiction and any such involuntary petition is not dismissed with 60 days of filing against the other Party, or (c) if the other
Party shall make or execute an assignment for the benefit of creditors.

     11.4  TERMINATION BY PRI FOR CAUSE.  In the event of termination of this
Agreement by PRI pursuant to Paragraph 11.2, the licenses granted in Article VI hereof shall survive termination under this Paragraph. However, the royalty rate recited in Paragraph 7.5 hereof shall be reduced to [x] of Net Sales.

     11.5 TERMINATION BY PRI WITHOUT CAUSE. PRI may terminate this Agreement for any reason (a) prior to filing an NDA on a Collaboration Product, upon ninety (90) days prior written notice, (b) subsequent to filing an NDA on a Collaboration Product, upon six (6) months prior written notice. In the case where PRI terminates before the end of the scheduled Research Term, then PRI shall pay Alkermes [x] of Research Services Costs estimated under the Research
Plan for a 90 day period following such termination.

     11.6 SURVIVING RIGHTS. Except as modified above in Paragraphs 11.2, 11.3 and 11.4 hereof, the obligations and rights of the Parties under Paragraphs 3.3, 3.4, 5.1, 5.2, 6.4, 6.5, 7.5 to 7.15, 10.1, 11.6, 11.7 and 11.8 and Articles I,
IX, XII, XIII, XV shall survive termination or expiration of this Agreement.

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     11.7  ACCRUED RIGHTS, SURVIVING OBLIGATIONS.  Termination, relinquishment or expiration of the Agreement for any reason shall be without prejudice to any rights which shall have accrued to the benefit of either Party prior to such termination, relinquishment or expiration, including damages, the payment obligations hereof and any and all obligations arising from any breach hereunder.

     11.8 TERMINATION NOT SOLE REMEDY. Termination is not the sole remedy under this Agreement and, whether or not termination is effected, all other remedies will remain available except as agreed to otherwise herein.

                         ARTICLE XII - INDEMNIFICATION

     12.1  RESEARCH AND DEVELOPMENT INDEMNIFICATION.  Each Party (the
"Indemnifying Party") shall indemnify, defend and hold the other Party (the
"Indemnified Party") harmless from and against any and all liabilities, claims, damages, costs, expenses or money judgments incurred by or rendered against the Indemnified Party and its Affiliates and sublicensees arising out of any injuries to person and/or damage to property resulting from (a) negligent acts of the Indemnifying Party performed in carrying out its obligations hereunder, including failure by the Indemnifying Party to provide the Indemnified Party with any Information of the Indemnifying Party's which, if timely received would have avoided injury, death or damage, provided such failure to provide such Know-How is due to negligence on the part of the Indemnifying Party, and (b) personal injury to the Indemnified Party's employees or agents or damage to the Indemnified Party's property resulting from acts performed by, under the direction of, or at the request of the Indemnifying Party in carrying out activities contemplated by this Agreement.

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     12.2  PRI INDEMNIFICATION.  In addition to its obligations in Paragraph
12.1 hereof PRI shall indemnify and hold ACT harmless from and against any and all liabilities, claims, damages, costs, expenses or money judgments which result from the manufacture, use, promotion and sale of Products under this
Agreement.

     12.3 NOTIFICATION. The Indemnifying Party's obligations hereunder as to any claim are subject to (i) its being given prompt notice thereof; (ii) the sole right to control the defense and settlement; and (iii) the lack of negligence or wilfull misconduct leading to the claim by the Indemnified Party.

                       ARTICLE XIII - DISPUTE RESOLUTION

     13.1 DISPUTES. The Parties recognize that disputes as to certain matters may from time to time arise during the term of this Agreement which relate to either Party's rights and/or obligations hereunder or thereunder. It is the objective of the Parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to litigation. To accomplish this objective, the Parties agree to follow the procedures set forth in this Article XIII if and when a dispute arises under this Agreement.

     13.2 ALTERNATIVE DISPUTE RESOLUTION. Any dispute controversy or claim arising out of or relating to the validity, construction, enforceability or performance of this Agreement, including disputes relating to alleged breach or to termination of this Agreement or the scope of this arbitration provision, shall be settled by binding Alternative Dispute Resolution ("ADR") in the manner described below:

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     (A)   If a Party intends to begin an ADR to resolve, after an initial 30 day waiting period after any such dispute arises in which the Parties shall work reasonably and in good faith to amicably resolve the dispute without resorting to this article, a dispute, such Party shall provide written notice (the "ADR
Request") to counsel for the other Party informing such other Party of such intention and the issues to be resolved. From the date of the ADR Request and until such time as any matter has been finally settled by ADR, the running of the time periods contained in Paragraph 11.2 as to which Party must cure a breach of this Agreement shall be suspended as to the subject matter of the dispute.

     (B)   Within thirty (30) business days after the receipt of the ADR
Request, the other Party may, by written notice to the counsel for the Party initiating ADR, add additional issues to be resolved.

     13.3 ARBITRATION PROCEDURE. The ADR and all pre-hearing, hearing and post-hearing arbitration procedures, shall be conducted in English pursuant to the Commercial Arbitration Rules of the American Arbitration Association for
Large, Complex Cases then in effect, as amended by the following provisions.

     (A) Arbitrator. To the extent that the Parties cannot agree on a single arbitrator, the arbitration shall be conducted by a panel of three arbitrators
("the Panel"). Each Party shall have the right to appoint one (1) member of the Panel, with the third member to be mutually agreed by the two Panel members appointed by the Parties or appointed in accordance with the rules of the American Arbitration Association. All panel members shall be selected from a pool of independent arbitrators. Each Party shall make its appointment within twenty (20) days of

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receipt of the ADR request and the third panel member shall be selected by the two panel members within ten (10) days of the selection of the first two panel members.

     (B) Proceedings. The Parties will cooperate in good faith in the voluntary, prompt and informal exchange of non-privileged documents and other information relevant to the Arbitration. The Parties and the Panel will make every effort to conclude the information exchange process within ninety (90) days after the Panel is selected. Within seven (7) days after selection of the Panel, each Party may serve on any other Party up to ten (10) interrogatories
(or a number otherwise set by the arbitrators), without subparts, for the purpose of identification of documents and witnesses. These interrogatories will be answered within seven (7) days.

     At any time after the selection of the Panel, but no later than thirty (30)
days before the Arbitration hearing, each Party may take up to three (3) depositions (or a number otherwise set by the arbitrators) of an opposing Party as a matter of right. The Parties will attempt to agree to time, location and duration of the deposition, and if the Parties do not agree these will be determined by the Panel.

     Any Party may conduct depositions of its own witnesses which may be introduced as evidence at the Arbitration hearing if the other Party was given fair opportunity to attend the deposition and cross-examine.

     Upon the request of any Party, the Panel will conduct a conference for the purpose of determining additional information to be exchanged. Parties may request additional depositions, interrogatories or document Production. If the Panel determines that the requesting Party has a reasonable need for the requested information and that the request is not overly burdensome on the

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opposing Party, the Panel shall order the additional information exchange.

     As they become aware of new documents or information, including experts who may be called upon to testify, all Parties remain under a continuing obligation to provide documents upon which they rely, to supplement their responses, and to honor any informal agreements or understandings between the Parties regarding documents or information to be exchanged. Documents which have not been previously exchanged will not be considered by the Panel at the hearing, unless agreed by the Parties.

     The Parties will promptly notify the Panel when an unresolved dispute exists regarding discovery issues. The Panel will discuss the matter with the Parties to determine the nature of the dispute and will attempt to resolve that dispute. If the Panel does not resolve the dispute, the Panel will arrange a conference concerning the dispute before the Panel by telephone, or in person, and the Panel will decide the dispute.

     The Panel will determine the date and time of the Arbitration hearing and other proceedings after consultation with the Panel and the Parties and will provide reasonable notice of the hearing date and time. The Panel will make every effort to schedule the Arbitration hearing within one hundred and twenty
(120) days of the commencement of the Arbitration, absent unusual circumstances.

     The Parties may agree on or the Panel for good cause may order a rescheduling of the hearing date.

     The Panel will ordinarily conduct the Arbitration hearing in the manner set forth in these Rules. The Panel may vary these procedures if the Panel determines it is reasonable and appropriate to do so. The Panel may impose reasonable time limits on each phase of the proceeding and may limit testimony to exclude evidence that would be immaterial or unduly repetitive,

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provided that all Parties are afforded the opportunity to present material and relevant evidence.

     The Panel will require witnesses to testify under oath if requested by any Party.

     The Panel will determine the order of proof, which will generally be similar to that of a court trial, including opening and closing statements.

     When the Panel determines that all relevant and material evidence and arguments have been presented, the Panel will declare the hearing closed. The
Panel may defer the closing of the hearing for up to twenty (20) days to permit the Parties to submit post-hearing briefs and or to make closing arguments, as the Panel deems appropriate, before rendering an award.

     The Panel will render the award within ten (10) days after the date of the closing of the hearing or, if an Arbitration hearing has been waived, within ten
(10) days after the date of the Panel's receiving all materials specified by the Parties. The decision and award of majority of the Panel will constitute the Arbitration Award and will be binding on the Parties. The Arbitration Award shall include specific findings of fact and shall reach conclusions of law based on the submissions and evidence of the Parties and shall be delivered via written decision explaining the basis for the decision.

     The Panel shall, in rendering its decision, apply the substantive law of the State of New York, without regard to its conflict of laws provisions, except that the interpretation of and enforcement of this Article shall be governed by the Federal Arbitration Act and the arbitrators shall base their decision on the express terms, covenants and conditions of this Agreement. The proceeding shall take place in New York, New York. The fees of the Panel shall be paid by the losing Party which shall be designated by the Panel. If the Panel is unable to designate a

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losing party, it shall so state and the fees shall be split equally between the
Parties.

     (C) Award. The Panel is empowered to award any remedy allowed by law, including money damages, multiple damages, prejudgment interest and attorneys' fees, and to grant final, complete, interim, or interlocutory relief, including injunctive relief. Notwithstanding the foregoing, punitive damages may not be awarded and express terms of this Agreement may not be altered.

     (D) Costs. Except as set forth in Paragraph 12.4(b), above, each Party shall bear its own legal fees.

     (E) Confidentiality. The ADR proceeding shall be confidential and the Panel shall issue appropriate protective orders to safeguard each Party's
Confidential Information. Except as required by law, including applicable securities law, no Party shall make (or instruct the panel to make) any public announcement with respect to the proceedings or decision of the Panel without prior written consent of each other Party. The existence of any dispute submitted to ADR, and the award, shall be kept in confidence by the Parties and the Panel, except as required in connection with the enforcement of such award or as otherwise required by applicable law.

     13.4 SURVIVABILITY. Any duty to arbitrate under this Agreement shall remain in effect and enforceable after termination of this Agreement for any reason.

     13.5 JURISDICTION. For the purposes of this Section XIII, the Parties acknowledge their diversity (ACT having its principal place of business in Cambridge, Massachusetts and PRI having its

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principal place of business in Raritan, New Jersey) and agree to accept the non-
exclusive jurisdiction of the Federal District Court in Newark, New Jersey for the purposes of enforcing awards entered pursuant to this Article XIII and for enforcing the agreements reflected in this Article XIII.

                       ARTICLE XIV - LICENSOR BANKRUPTCY

     14.1 LICENSOR BANKRUPTCY. All rights and licenses granted under or pursuant to this Agreement by ACT to PRI are, and shall otherwise be deemed to be, for purposes of Section 365(n) of Title 11, U.S. code (the "Bankruptcy
Code"), licenses of rights to "intellectual property" as defined under section
101(60) of the Bankruptcy Code. The Parties agree that PRI, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code. ACT agrees during the term of this Agreement to create and maintain current copies or, if not amenable to copying, detailed descriptions or other appropriate embodiments, of all such intellectual property. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against ACT under the Bankruptcy
Code, PRI shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and same, if not already in its possession shall be promptly delivered to PRI (a) upon any such commencement of a bankruptcy proceeding upon written request therefor by PRI, unless ACT elects to continue to perform all of its obligations under this Agreement or (b) if not delivered under (a) above, upon the rejection of this Agreement by or on behalf of ACT upon written request therefor by PRI.

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REQUEST. REDACTED MATERIAL IS BRACKETED AND HAS BEEN FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION.

                             ARTICLE XV - NOTICES

     15.1 NOTICE. Any payment, notice or other communication required or permitted to be made or given to either Party hereto pursuant to this Agreement shall be in writing in case of a notice or communication and shall be deemed given if delivered personally or by facsimile transmission (receipt verified), telexed, mailed by registered or certified mail (return receipt requested), postage prepaid, or sent by express courier service, to the Parties and be deemed received upon actual receipt at the following addresses (or at such other address for a Party as shall be specified by like notice; provided, that notices of a change of address shall be effective only upon receipt thereof:

     In the case of ACT:
           Alkermes Controlled Therapeutics, Inc.
           64 Sidney Street
           Cambridge, MA 02139-4136

           Attention: President
           Telephone: (617) 494-0171
           Telefax:   (617) 494-9255

     With a copy to:

           Ballard, Spahr, Andrews & Ingersoll
           1735 Market Street, 51st Floor
           Philadelphia, PA 19103

           Attention: Morris Cheston, Jr. & Martha J. Hays
           Telephone: (215) 665-8500
           Telefax:   (215) 864-8999

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REQUEST.  REDACTED MATERIAL IS BRACKETED AND HAS BEEN FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION.

     In case of PRI:

          The R. W. Johnson Pharmaceutical Research Institute
          700 U.S. Route 202 South
          P.O. Box 300
          Raritan, New Jersey 08869-0602

          Attention:  Chairman
          Telephone:  (908) 704-4210
          Telefax:    (908) 707-1895


     With a copy to:

          Office of General Counsel
          Johnson and Johnson
          One Johnson and Johnson Plaza
          New Brunswick, New Jersey  08933

          Telephone:  (908) 524-2485
          Telefax:    (908) 524-2788


                           ARTICLE XVI - ASSIGNMENT


     16.1 ASSIGNMENT. Neither Party shall have the right to assign, transfer or encumber its rights or obligations under this Agreement without the prior written consent of the other, except that PRI or ACT may make such assignment without prior consent to any Affiliate or a purchaser or transferee of all or substantially all of the assets of its business to which this Agreement relates upon written notice to the other Party.

                           ARTICLE XVII - PUBLICITY

     17.1 PUBLICITY. In the absence of specific agreement between the Parties, neither Party shall originate any publicity, news release or public announcement, written or oral, whether to the public or press, relating to this Agreement, including its existence, the subject matter to which it relates, performance under it or any of its terms, to any amendment hereto or save

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SECURITIES AND EXCHANGE COMMISSION.

only such announcements as in the opinion of counsel for the Party making such announcement is required by law to be made. Any such announcements shall be factual and as brief as possible. If a Party decides to make an announcement required by law , it will give the other Party twenty (20) days' advance written notice, where possible, of the text of the announcement so that the other Party will have an opportunity to comment upon the announcement. Routine references to this Agreement and the arrangements hereunder without undue frequency and without emphasis shall be allowed in the usual course of business provided that notice of such use is given to the other Party.

                         ARTICLE XVIII - FORCE MAJEURE

     18.1  FORCE MAJEURE.  Neither Party hereto shall be liable to the other
Party for any losses or damages attributable to a default in or breach of this Agreement which is the result of war (whether declared or undeclared), acts of God, revolution, strike, fire, earthquake, flood, pestilence, riot, enactment or change of laws and regulations, accident(s), labor trouble, or shortage of or inability to obtain material, equipment or transport or any other cause beyond the reasonable control of the Parties, and the performance of obligations hereunder shall be suspended during, but no longer than, the existence of such cause.

                           ARTICLE XIX - INTEGRATION

     19.1 INTEGRATION. It is the mutual desire and intent of the Parties to provide certainty as to their future rights and remedies against each other by defining the extent of their mutual undertakings as provided herein. The Parties have in this Agreement incorporated all representations, warranties,

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REQUEST.  REDACTED MATERIAL IS BRACKETED AND HAS BEEN FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION.

covenants, commitments, and understandings on which they have relied in entering into this Agreement and, except as provided for herein, neither Party has made any covenant or other commitment to them concerning its future action.
Accordingly, this Agreement and all Exhibits attached hereto (a) constitute the entire agreement and understanding between the Parties with respect to the matters contained herein, and there are no promises, representations, conditions, provisions, or terms related thereto other than those set forth in this Agreement, and (b) supersedes all previous understandings, agreements and all exhibits attached hereto, and representations between the Parties, written or oral relating to the subject matter hereof. The parties hereto may from time to time during the continuance of this Agreement modify, vary or alter any of the provisions of this Agreement and all exhibits attached hereto, but only by an instrument duly executed by all Parties hereto.

                          ARTICLE XX - MISCELLANEOUS

     20.1 AMENDMENTS. This Agreement will not be binding upon the Parties until it has been signed hereinbelow by or on behalf of each Party, in which event it shall be effective as of the Effective Date. No amendment or modification hereof shall be valid or binding upon the Parties unless made in writing and signed as aforesaid.

     20.2 LAWS. All matters affecting the interpretation, validity, and performance of this Agreement shall be governed by the internal laws of the State of New York, U.S.A. without regard to its conflict of law principles, except as otherwise expressly provided herein.

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REQUEST.  REDACTED MATERIAL IS BRACKETED AND HAS BEEN FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION.

     20.3 SEVERABILITY. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     20.4 HEADINGS. The headings of the several sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     20.5 WAIVER. No failure or delay by any Party to insist upon the strict performance of any term, condition, covenant or agreement of this Agreement, or to exercise any right, power or remedy hereunder or consequent upon a breach hereof shall constitute a waiver of any such term, condition, covenant, agreement, right, power or remedy of any such breach or preclude such Party from exercising any such right, power or remedy at any later time or times.

     20.6  REPRESENTATIONS.  Each of the Parties hereto acknowledges and agrees
(a) that no representation or promise not expressly contained in this Agreement has been made by the other Party hereto or by any of its agents, employees, representatives or attorneys with respect to the subject matter of this Agreement; (b) that this Agreement is not being entered into on the basis of, of in reliance on, any promise or representation, expressed or implied, covering the subject matter hereof, other than those which are set forth expressly in this Agreement; and (c) that each Party has had the opportunity to be represented by counsel of its own choice in this matter, including the negotiations which preceded the execution of this Agreement.

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REQUEST.  REDACTED MATERIAL IS BRACKETED AND HAS BEEN FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION.

     20.7 COMPLIANCE WITH LAWS. The Parties shall comply with all applicable laws, rules, regulations and orders of the United States and all jurisdictions and any agency or court thereof in connection with this Agreement and the transactions contemplated thereby.

     20.8 RELATIONSHIP OF PARTIES. Nothing herein shall be construed to create any relationship of employer and employee, agent and principal, partnership or joint venture between the Parties. Each Party is an independent contractor.
Neither Party shall assume, either directly or indirectly, any liability of or for the other Party. Neither Party shall have the authority to bind or obligate the other Party and neither Party shall represent that it has such authority.

     20.9 COUNTERPARTS. This Agreement may be executed in counterparts, any one of which need not contain the signatures of more than one Party, but both of which, taken together, shall constitute one and the same agreement.

     20.10 LIMITED LIABILITY.  NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT
OR OTHERWISE, NEITHER PARTY WILL BE LIABLE TO THE OTHER WITH RESPECT TO ANY
SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT
LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY INCIDENTAL OR CONSEQUENTIAL
DAMAGES.

     20.11 ELECTRONIC COPIES. Promptly upon ACT's request, PRI shall deliver or cause to be delivered to ACT or its counsel a formatted diskette containing a conformed copy of this Agreement that was prepared using PRI's or its counsel's word processing system.

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REQUEST.  REDACTED MATERIAL IS BRACKETED AND HAS BEEN FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION.

     IN WITNESS WHEREOF, the Parties have executed this Agreement in duplicate originals by their proper officers as of the date and year first above written.

                                   THE R. W. JOHNSON PHARMACEUTICAL
                                   RESEARCH INSTITUTE


                                   By: /s/ William Duncan
                                       --------------------------------
                                   Title:  Chairman
                                   Date:   November 25, 1996


ALKERMES CONTROLLED THERAPEUTICS, INC.


By: /s/ Michael J. Landine
    ----------------------
Title:  Vice President
Date:   November 25, 1996


ALKERMES, INC.

By: /s/ Richard F. Pops
    -------------------
Title:  CEO
Date:   November 25, 1996

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SECURITIES AND EXCHANGE COMMISSION.

                                 ATTACHMENT A
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     PROLEASE-[xxxxxxxxxxxx] Development and Manufacturing Plan


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